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                          ATTENTION ELECTRONIC FILERS

         THIS REGULATION SHOULD BE READ IN CONJUCTION WITH REGULATION S-T, WHICH GOVERNS THE PREPARATION AND SUBMISSION OF DOCUMENTS IN ELECTRONIC FORMAT. MANY PROVISIONS RELATING TO THE PREPARATION AND SUBMISSION OF DOCUMENTS IN PAPER FORMAT CONTAINED IN THIS REGULATION ARE SUPERSEDED BY THE PROVISIONS OF REGULATION S-T FOR DOCUMENTS REQUIRED TO BE FILED IN ELECTRONIC FORMAT.

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                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

       Filed by the registrant [X]

       Filed by a party other than the registrant [ ]

       Check the appropriate box:

       [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14a-6(e)(2))

       [ ] Definitive proxy statement.

       [X] Definitive additional materials.

       [ ] Soliciting material under Rule 14a-12

                      John Hancock Variable Series Trust I
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

       Payment of filing fee (check the appropriate box):

    [ ] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

As you know, John Hancock Life Insurance Company has been asking policyholders to complete proxy cards for a September 28, 2000 shareholder meeting of certain Funds of the John Hancock Variable Series Trust I. We have been asked if there is as a simple method of voting for large cases. Attached is a sample letter that can be used to simplify the signing of proxy cards for multi-life cases. Recreate this letter indicating your vote and attach the proxy cards to it (or a list showing contract numbers and funds).

If you have not received a proxy statement, please contact us at your earliest convenience.

Thank you for participating - this vote is very important to us!


Liz DeBenedictis
Director, COLI Marketing
John Hancock Life Insurance
(617) 572-9935
ldebenedictis@jhancock.com

September __, 2000
[Insert current date]

Ms. Joyce Pickel
MIS - Proxy Tabulator
61 Accord Park Drive
Norwell, MA  02061

Dear Joyce,

Please accept this as our authorization to vote all the proxy cards that are registered in our name. We would like to vote all proxies as follows: [note FOR ALL, AGAINST ALL, ABSTAIN ALL or each proposal individually].

All the applicable proxy cards are attached/enclosed. [Or: A list of all of our accounts are attached showing contract numbers and funds.]


Sincerely,


[Insert Name
Title
Name and Address of Organization]